Press Release

For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

Bill Barrett Corporation Provides Commodity Price and Derivatives Update

DENVER - October 17, 2017 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that it is providing an update on certain third quarter of 2017 items, including commodity price and derivatives data.

For the third quarter of 2017, West Texas Intermediate (“WTI”) oil prices averaged $48.20 per barrel, Northwest Pipeline (“NWPL”) natural gas prices averaged $2.59 per MMBtu and NYMEX natural gas prices averaged $3.00 per MMBtu. The Company had derivative commodity swaps that settled in the third quarter of 2017 for 7,125 barrels of oil per day tied to WTI pricing at $58.77 per barrel, 10,000 MMBtu of natural gas per day tied to NWPL regional pricing at $2.96 per MMBtu and no hedges in place for NGLs.

Based on preliminary unaudited results, the Company expects to realize a cash commodity derivative gain of $7.3 million in the third quarter due to positive derivative positions. The Company expects its third quarter commodity price differentials to benchmark pricing - before commodity derivative gains and taking into account delivery location and quality adjustments - to approximate: WTI less $2.12 per barrel for oil and NWPL less $0.22 per thousand cubic feet (“Mcf”) for natural gas. The Denver-Julesburg Basin oil price differential averaged WTI less $2.06 per barrel in the quarter. NGL prices averaged approximately 39% of the WTI price per barrel during the quarter.

The following table summarizes the Company’s hedge position as of October 17, 2017:

	Oil (WTI)		Natural Gas (NWPL)

Period	Volume Bbls/d	Price $/Bbl	Volume MMBtu/d	Price $/MMBtu
4Q17	8,125	57.69	10,000	2.96
1Q18	8,000	52.87	5,000	2.68
2Q18	8,000	52.87	5,000	2.68
3Q18	6,000	51.94	5,000	2.68
4Q18	6,000	51.94	5,000	2.68
1Q19	1,500	50.38
2Q19	1,500	50.38
3Q19	1,500	50.38
4Q19	1,500	50.38

Realized sales prices will reflect basis differentials from the index prices to the sales location.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, preliminary estimates of third quarter commodity derivative gains and commodity price differentials and future financial performance and business expectations.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. Risks also include potential differences between expected reported results and actual reported results after the Company’s financial statements and related reviews are finalized. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.